Exhibit 99.2

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L From the quantum lab … Investor Presentation February 2026

1 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a business combination between IQM Finland Oy (“IQM”) and Real Asset Acquisition Corp . (“RAAQ”) and related transactions (the “proposed transaction”) and for no other purpose . The information contained herein does not purport to be all inclusive and none of IQM, RAAQ nor any of their respective affiliates, directors, officers, employees or advisers or any other person has independently verified the information in this presentation and no representation or warranty, express or implied, is or will be given by any such person as to the accuracy or completeness of the information in this presentation . To the fullest extent permitted by law, in no circumstances will IQM, RAAQ or any of their respective subsidiaries, interest holders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with IQM, RAAQ or their respective representatives, as investment, legal or tax advice . In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of IQM, RAAQ or the proposed transaction . Recipients of this presentation should each make their own evaluation of IQM, RAAQ and the proposed transaction and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . This presentation shall be construed and governed by the substantive laws of Finland, without regard to its conflicts of laws rules and principles . Forward - Looking Statements This communication includes “forward - looking statements” within the meaning of the federal securities laws . Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters . We have based these forward - looking statements on current expectations and projections about future events . These statements include : projections of market opportunity, market growth and market share ; the future applications, capabilities, and economic value of quantum computing and IQM’s products ; projections regarding IQM’s ability to meet technical milestones ; projections relating to customer lifetime value ; estimates of customer adoption rates and usage patterns ; projections regarding IQM’s ability to continue developing and building quantum computers ; projections regarding IQM’s ability to commercialize new products and technologies ; projections of development and commercialization costs, timelines, and goals ; expectations regarding IQM’s ability to execute its business model and the expected financial benefits of such model ; expectations regarding IQM’s ability to attract, retain, and expand its customer base ; IQM’s expectations concerning relationships and endeavors with strategic partners, suppliers, contractors, and other third parties ; IQM’s deployment of proceeds from capital raising transactions ; IQM’s expectations concerning relationships with strategic partners, suppliers, governments, state - funded entities, regulatory bodies, and other third parties ; IQM’s ability to maintain, protect, and enhance its intellectual property ; future ventures or investments in companies, products, services, or technologies ; development of favorable regulations affecting IQM’s markets ; the successful consummation and potential benefits of the proposed transaction and expectations related to its terms and timing ; and the potential for IQM to increase in value . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of IQM and RAAQ . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied . Additional information concerning these and other factors may be found in filings with the U . S . Securities and Exchange Commission . Undue reliance should not be placed upon these statements . Additional Information About the Proposed Transaction and Where to Find It The proposed transaction will be submitted to shareholders of RAAQ for their consideration . RAAQ intends to file a registration statement on Form F - 4 (the “Registration Statement”) with the U . S . Securities and Exchange Commission (“SEC”), which will include a proxy statement/prospectus to be distributed to RAAQ’s shareholders in connection with RAAQ’s solicitation for proxies for the vote by RAAQ’s shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to RAAQ’s shareholders in connection with the completion of the proposed transaction . After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to RAAQ and IQM shareholders as of the record date established for voting on the proposed transaction . Before making any voting or investment decision, RAAQ and IQM shareholders and other interested persons are advised to read, once available, the definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC, as they will contain important information . Participants in the Solicitation RAAQ, IQM and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction . Information regarding such participants and their interests will be included in the proxy statement/prospectus when available . No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended . Any potential dual listing of IQM’s ordinary shares on the Helsinki stock exchange referred to in this communication would be made by means of a prospectus as set out in the EU Prospectus Regulation . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . About this presentation Disclaimer

3 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Participants in the Solicitation RAAQ, IQM and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction . Information regarding such participants and their interests will be included in the proxy statement/prospectus when available . No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Non - IFRS Financial Measures In addition to financial information presented in accordance with International Financial Reporting Standards (“IFRS”), this presentation includes certain non - IFRS financial measures . These non - IFRS measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with IFRS . These non - IFRS measures have limitations as analytical tools, and they should be considered in addition to, and not in isolation from or as a substitute for, analysis of other IFRS financial measures . A reconciliation of these measures to the most directly comparable IFRS measures is included at the end of this presentation . No Incorporation by Reference The information contained in the third - party citations and websites referenced in this communication is not incorporated by reference into this communication . Trademarks This presentation contains trademarks, service marks, trade names and copyrights of IQM, RAAQ, and other companies, each of which are the property of their respective owners. All third - party brand names and logos appearing in this presentation are trademarks or registered trademarks of their respective holders. Any such appearance does not necessarily imply any endorsement of RAAQ, IQM or the proposed transaction. Risk Factors For a description of certain risks relating to IQM, including its business and operations, and to the proposed transaction, we refer you to “Risk Factors” at the end of this presentation. Use of Data Information in this presentation is based on data and analyses from various sources as of December 31 , 2025 , unless otherwise indicated . References in this presentation to “ $ ” are to the lawful currency of the United States . This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data . These estimates and other statistical data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates and other statistical data . We have not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, we cannot guarantee their accuracy or completeness . In addition, expectations, assumptions, estimates and projections of the future performance of relevant markets in which IQM operates are necessarily subject to a high degree of uncertainty and risk . About this presentation Disclaimer (Cont’d)

STRICTLY PRIVATE AND CONFIDENTIAL

Real Asset Acquisition Corp. (Nasdaq: RAAQ[1])

Transaction overview

RAAQ management

Peter Ort



- Principal Executive Officer and Co-chairman of Real Asset Acquisition Corp. (RAAQ)
- CEO and Co-chairman of Digital Asset Acquisition Corp. (DAAQ)
- General Partner at Cambium Capital
- Former Managing Director, Goldman Sachs
- Current and former Independent Director and audit committee chair of multiple Concord SPACs
- Cambium Capital is an early-stage VC firm focused on advanced computing and is a founding partner of 55 North, a dedicated quantum computing investment firm based in Copenhagen

Jeff Tuder

- CFO & Co-chairman of RAAQ
- CFO & Co-chairman of DAAQ
- Founder of Tremson Capital; prior roles at Fortress, JHL Capital, and Nassau Capital; Operating Partner of Atlas Capital
- 20+ years in hedge funds, PE, and credit
- Current and former CEO of Concord SPACs; Director on multiple public boards
- Current Chairman of Inseego and Director at Hyperliquid Strategies and GCT Semiconductor

RAAQ advisors

Landon Downs



- Co-founder and General Partner at Cambium Capital
- Co-founder of 1QBit
- Founding Partner of Agentis Capital

David Moehring



- Co-founder and General Partner at Cambium Capital
- Founding CEO of IonQ
- Senior Program Manager at IARPA

Juho Sarvikas



- CEO & Director of Inseego Corp
- Former President of Qualcomm North America
- Former CPO of HMD Global

RAAQ management and its advisors have experience as investors and leaders at top quantum computing firms

Sources: Company information; Real Asset Acquisition Corp. information

Note: [1] RAAQ is a special purpose acquisition company with ~$175M cash-in-trust as of September 30, 2025

IQM 4

STRICTLY PRIVATE AND CONFIDENTIAL

Business combination
Transaction overview

Structure	• **IQM, a leading European quantum computing company**, intends to complete a business combination (the "Business Combination") with Real Asset Acquisition Corp. (Nasdaq: RAAQ) • The transaction is targeted to close in **June 2026**, subject to the satisfaction of customary closing conditions • Upon closing, shares of the combined company will operate on one of the two leading U.S. stock exchanges. IQM is also considering a dual listing that would see the issuance of IQM's ordinary shares on the Helsinki stock exchange, which would be expected to take place following the completion of this transaction
Rationale	• **Combination of quantum expertise:** transaction connects RAAQ and IQM teams, each of which has deep quantum experience • **US-EU leadership** with a comprehensive on-prem and cloud suite for academic, sovereign, and enterprise clients • Going public is a natural step in the evolution of **IQM as a leading global quantum competitor**
Capital structure	• Pro-forma cash at closing: $480M[1] • IQM Pro-forma ownership: ~83.7%[2] • RAAQ shareholders Pro-forma ownership: ~10.1%[3] • PIPE Investors' Pro-forma ownership: ~6.2% • Use of proceeds: General corporate purposes
Valuation	• Pre-money IQM equity valuation: ~$1.8B • **Valuation at a substantial discount to public peers[4]**, providing an attractive entry point to potential PIPE investors & RAAQ shareholders

Sources: Company information; Real Asset Acquisition Corp. information

Note: [1] Calculated based on unaudited IQM balance sheet as of December 31, 2025 and assumes 0% redemptions from RAAQ's cash in trust, a ~$134M PIPE raise, expected proceeds from exercised warrants and $25M in transaction expenses; [2] Based on a proposed pre-money equity value of ~$1.8B. Pre-money equity value to convert at $10.00 / share at close of the business combination, assuming no redemptions. Includes the dilutive impact of existing equity incentive awards and options; [3] Includes 17.25M of RAAQ public shareholders and 4.38M founder shares vested at closing. Excludes ~8.63M RAAQ public warrants, ~3.73M private placement warrants and ~1.73M underwriter private placement warrants; [4] Discount based on comparing the average fully diluted market capitalizations of IONQ, QBTS and RGTI and IQM's pre-money equity value

IQM 5

STRICTLY PRIVATE AND CONFIDENTIAL

Offering a highly attractive entry point for investors into pure-play quantum

Transaction overview

Key financial metrics


Market capitalization[1] for select public peers ($B)
Approx. cash on balance sheet
IONQ
13.5
$3.5B[2]
D-Wave
7.1
$891M
rigetti
5.6
$447M
QCi
1.8
$1.3B[3]
IQM
1.8
$480M[4,5,6]


LTM Sep-25 revenue ($M)
$100M+ bookings / visibility
IONQ
$80
IQM
+$35[6,7]
IQM 2025E revenue exclusively from quantum computing
D-Wave
$24
?
rigetti
$8
?
QCi
$1
?
IQM's full-year 2025E figures are expected values based on management's closing of books, and are subject to change

✓ Strong top-line and visibility ✓ Capital efficient vs. peers ✓ Multi-year runway

Sources: Company information; FactSet as of February 20, 2026; Peer websites, filings, news disclosures, industry research articles and other publicly available information

Note: [1] Fully diluted market capitalization; [2] Pro-forma cash, cash equivalents, and investments as of September 30, 2025 After $2B equity offering on October 14, 2025; [3] Reflects cash and cash equivalents, short-term investments as of September 30, 2025 and gross proceeds from private placement announced on October 5, 2025; [4] IQM cash to balance sheet includes RAAQ cash-in-trust of ~$175M as of September 30, 2025, PIPE investment, expected proceeds from exercised warrants and IQM cash, less illustrative expenses. For illustrative purposes only; does not fully account for additional accrued interest on cash in trust, which would increase trust value per share at close; [5] Assumes no RAAQ shareholders exercise redemption rights to receive cash from the trust account at closing; [6] Exchange rate of EUR/USD of 1.174 as of December 31, 2025; [7] Full-year 2025E unaudited revenue

IQM 6

STRICTLY PRIVATE AND CONFIDENTIAL

Illustrative transaction
Transaction overview

Transaction highlights

Valuation

- Transaction implies ~$1.7B pro-forma enterprise value

Financing

- Assumes IQM raises ~$134M PIPE at $10.00 per share
- Assumes 0% redemption from ~$175M RAAQ's cash in trust
- Proceeds from raise will be used for capital expenditures related to R&D and other general corporate purposes

Structure

- IQM shareholders would rollover 100% of their equity and are expected to hold ~83.7% of the outstanding pro-forma equity assuming no participation in PIPE

Sources & uses ($M)

Sources	
Existing IQM shareholders[1]	$1,800
RAAQ cash in trust[2]	$175
IQM cash[3,4]	$172
PIPE	$134
Expected proceeds from exercised warrants[4]	$24
Total sources	**$2,305**
Uses	
Pro-forma cash to balance sheet[5]	$480
Existing IQM shareholders	$1,800
Illustrative transaction fees and expenses	$25
Total uses	**$2,305**

Pro-forma valuation ($M)

Shares outstanding (M)[2]	**215.06**
Share price ($)	$10.00
Equity value	**$2,151**
(-) Pro-forma net cash	($449)
Enterprise value	**$1,702**

Pro-forma ownership[2]

	Shares	%Own.
IQM	180.00M	83.7%
RAAQ shareholders[6]	21.63M	10.1%
PIPE investors	13.43M	6.2%



Sources: Company information; Real Asset Acquisition Corp. information; FactSet as of December 31, 2025

Note: [1] Proposed pre-money equity value. Pre-money equity value to convert at $10.00 / share at close of the business combination, assuming no redemptions. Includes the dilutive impact of existing equity incentive awards and options; [2] Assumes no RAAQ shareholders exercise redemption rights to receive cash from the trust account at closing; [3] Unaudited cash on balance sheet as of December 31, 2025; [4] Exchange rate of EUR/USD of 1.174 as of December 31, 2025; [5] RAAQ cash-in-trust plus PIPE investment plus expected proceeds from exercised warrants and IQM cash less illustrative fees / expenses; [6] Includes 17.25M of RAAQ public shareholders and 4.38M founder shares vested at closing. Excludes ~8.63M RAAQ public warrants, ~3.73M private placement warrants and ~1.73M underwriter private placement warrants

IQM

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STRICTLY PRIVATE AND CONFIDENTIAL

Investor highlights
Transaction overview

1	**Europe's quantum champion** with a full stack vertically integrated portfolio	**$200M+** public support for IQM
2	**Massive economic value** with strong technological tailwinds	**$1T+ economic value** by 2040
3	High revenue visibility through a **robust, multi-year bookings pipeline**	**$35M+[1,2] 2025E revenue** **$100M+[2] bookings**
4	**Proven track record** of delivering operational quantum computers to market	**15 on-prem deliveries**
5	**End-to-end vertical integration** enabling platform control and rapid R&D cycles	**30+** quantum computer annual **production capacity**
6	**Multi-strategy product portfolio** distributed via on premise and cloud	**5-150 qubit** products
7	Leveraging Superconducting modality with **industry leading gate speeds**	**100x faster** than other modalities
8	**Experienced leadership team** of quantum experts backed by top-tier investors	**40%+ FTEs** hold a PhD

IQM

Sources: Company information; 2025 Quantum Technology Monitor; McKinsey & Company; FactSet as of December 31, 2025
Note: [1] Full-year 2025E unaudited revenue; [2] Exchange rate of EUR/USD of 1.174 as of December 31, 2025

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STRICTLY PRIVATE AND CONFIDENTIAL

IQM today: Europe's quantum champion, with a track record of delivering significant number of systems to customers, globally

Our mission: to build world leading quantum computers for the well-being of humankind, now and for the future…

Industrial leader

30+
Systems built
One of the only European players delivering systems at scale

15
Quantum computer systems delivered[3]
Consistently delivering systems to academic, sovereign, and enterprise clients

Financial momentum

$35M+
2025E revenue[1,2]
Strong revenue today and **over $100M in bookings[2]**

$635M+
Funding raised[2,4]
Among best capitalized quantum computing companies in Europe

Global talent

300+
Employees
50+ nationalities, including 120+ quantum experts with PhDs

12+
Employee sites
Global presence including France, Germany, Italy, Japan, Poland, Saudi Arabia, Spain, Singapore, South Korea, Taiwan, UK and the United States

IQM was recognized in 1st place on the Deloitte Technology Fast 50 Finland list[5]

Sources: Company information; PitchBook; Deloitte; Publicly available information; FactSet as of December 31, 2025
Note: [1] Full-year 2025E unaudited revenue; [2] Exchange rate of EUR/USD of 1.174 as of December 31, 2025; [3] Difference between systems built and delivered due to systems remaining on-premise for own R&D, for quantum cloud offering (IQM Resonance) and systems still subject to delivery; [4] Equity and debt plus public grants; [5] Recognizes the 50 fastest growing technology companies in Finland based on revenue growth over the past four years

IQM 9

STRICTLY PRIVATE AND CONFIDENTIAL

Very few companies can contend with the breadth, depth and scale of operations of IQM

- IQM is well positioned through its full stack capabilities and industry insights to enable the advancement of the industry
- IQM has scaled faster than any other pure play quantum computing company



IQM's on-premises deliveries vs. peers[1]
15
<10
IQM
Others
(as publicly disclosed)



Largest European quantum company
$100M+ publicly announced bookings
Pure play quantum companies with $635M+ funding
Operations from chip design, hardware development, full stack software to applications
IQM
European headquartered with presence in the US & APAC
IQM IONQ
De-risked multi-year run-rate
6+ companies[2]
Building full-stack ecosystem
15+ companies[3]
Quantum computing
60+ companies[4]

Sources: Company information; PitchBook; Peer websites, filings, news disclosures, industry research articles and other publicly available information

Note: [1] Represent publicly announced on-premises deliveries from each of IBM, D-Wave, Pasqal, Rigetti, IonQ, OQC, Quandela, Anyon Systems, QuEra, Atom Computing and Quantinuum [2] Companies that have raised more than $635M as at December 2025; [3] Companies that are i) designing and manufacturing their own chips and quantum processing units using an in-house fabrication facility, ii) have their own compiler, software development kit or control system and; iii) one can access their machine through the cloud or purchase a full system for on-premises use; [4] Excludes companies domiciled in China, operating with less than 50 employees and categorized as generating revenue or generating revenue/Not Profitable as defined by PitchBook

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STRICTLY PRIVATE AND CONFIDENTIAL

Quantum computers are necessary to address fundamental limits in today's compute

Why quantum?

X Classical computing is reaching its limits

- **Moore's law** is reaching its limits
- **Certain use cases cannot be solved** by classical computing
- **AI related infrastructure** to drive energy and power bottlenecks
- **Rising unit economics** with leading edge silicon inflating costs

Why now?

✓ Quantum can meet the computation demand

- **Critical technical milestones** being hit
- **Supportive government** programs
- **Deflationary economics** at scale
- **Robust** private and public funding
- **Enterprise adoption** accelerating rapidly

CPUs
Market size:
~$250B
by 2030

GPUs
Market size:
~$1T
by 2030

QPUs
Economic value[1]:
$1T+
by 2040

Now

Sources: 2025 Quantum Technology Monitor, McKinsey & Company, Challenges approaching physical limits, Imec; AI's effect on computing and infrastructure trends, McKinsey; TSMC price hikes and rising transistor cost of advanced logic, EE Times Nielsen, Michael A., and Isaac L. Chuang. Quantum computation and quantum information. Cambridge university press, 2010; Google's error-correction breakthrough; Government Quantum Computing Initiatives: An In-Depth Exploration, QuEra; "AN OVERVIEW OF NATIONAL STRATEGIES AND POLICIES FOR QUANTUM, OECD TECHNOLOGIES"; What is quantum computing? McKinsey; Can Quantum Computers Address the AI Energy Problem? GQI; 3 ways data centres can avoid doubling their energy use by 2030, World Economic Forum; IBM Quantum Readiness Index 2025; Personal Computers Market (2024 - 2030) [1] Economic value is defined as the additional revenue and saved costs that the application of quantum computing can unlock.

IQM

11

STRICTLY PRIVATE AND CONFIDENTIAL

Quantum processors are expected to play a complimentary and deeply integrated role within existing digital infrastructure

QPU – The soloist

Solves subroutines where quantum states can explore enormous solution spaces simultaneously


Quantum-relevant subroutines
Numerical heavy-lifting tasks
Hybrid algorithm e.g., optimization loops

CPU – The conductor

Coordinates workloads, runs serial logic and system control

GPU – The orchestra

Executes massive parallel mathematical operations efficiently

IQM is the pioneer for quantum-powered supercomputing, already powering 4 out of the Top 10 supercomputers in the Top 500 list

Sources: TOP500, 66th edition, top500 org
Note: Apple, Google, Nvidia, et al. logos are just for informational purposes and are selected examples players

IQM

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STRICTLY PRIVATE AND CONFIDENTIAL

New applications unlocked with quantum are often cited with expectations to generate more than $1T in value by 2040

~$400-600B[1]

Finance



- Portfolio optimization
- Financial simulations
- Credit risk management
- Financial crime detection

~$200-500B[1]

Logistics



- Supply chain optimization
- Network optimization
- Autonomous driving
- Digital twin simulations

~$150-300B[1]

Security and defence



- Cryptography and PQC[2] validation
- Satellite mission planning
- Armor and aerospace materials
- Complex battlefield operation optimisation

~$150-600B[1]

Pharmaceuticals and chemicals



- Automated drug design
- Optimization solubility
- Clinical trial optimization
- Catalyst design

... partly enabled by disruption in AI from quantum computing

Quantum-enhanced sampling for synthetic data generation	Quantum-assisted optimisation of LLM training pipelines	Quantum optimisation for MLOps and AI infrastructure deployment	Quantum-assisted optimisation of retrieval-augmented generation systems

...and other sectors including automotive, semiconductors, and telecommunications

IQM

Sources: 2025 Quantum Technology Monitor, McKinsey & Company, European Commission; ID Quantique; Peer reviewed journals
Note: [1] Value at stake with incremental impact of QC by 2035; [2] Post-Quantum Cryptography

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STRICTLY PRIVATE AND CONFIDENTIAL

IQM has positioned itself as the nucleus to unlock and capture this value generation by stimulating ecosystems globally

Support national quantum programs achieve their quantum aspirations[1]

European Union, United States, Germany, Finland, France, Italy, Czechia, Taiwan, Singapore, UAE, South Korea, Spain, Poland

Co-develop applications and modular designs with leading partners for breakthrough technologies

NVIDIA, aws, AMD, Hewlett Packard Enterprise, DELL, SIEMENS, TUM, infineon, river lane, VW, Allianz, EVIDEN

IQM

Is a key enabler of the quantum ecosystem

Supply critical infrastructure for the adoption of quantum computing lrz, CINECA, CSC, Oak Ridge National Laboratory, University of California Berkeley, VTT, cea leti, JÜLICH Forschungszentrum, ICAR, Fraunhofer, VSB Technical University of Ostrava, IT4Innovations National Supercomputing Center, CESGA, Aalto University, Wroclaw University of Science and Technology, links, TSRI, 충북대학교

Catalyze the quantum ecosystem by providing high-return capital access to investors

VARMA, Tesi, INVUS, elo Pension Company, wolverine, TENELEVEN, 55North, European Innovation Council, World Fund, winbond, SCHWARZ, vsquared ventures, OurCrowd, Bayern Kapital Venture Capital für Bayern, ATHOS, MIG Capital

Sources: Company information

Note: [1] Represents jurisdictions where IQM has conducted business or supported quantum initiatives

IQM 14

STRICTLY PRIVATE AND CONFIDENTIAL

Proud of a long tradition in delivering against our united strategic priorities

	U	N	I	T	E
Priorities	Unlocking quantum advantage	No. 1 for customers	Industrial strength	Transforming to scale	Empowering people
Approach	Fault tolerant focused quantum company with proprietary superconducting chip architecture	Full stack & open architecture with a dynamic product suite	Vertically integrated from chip design to hardware through software	Scaling up global presence through commercial growth	Establishing a diverse R&D powerhouse
Achievements	Largest QC patent portfolio in Europe[1]	Extensive on-premise system deliveries	30+ systems built	Well capitalized with $635M+[2,3] funding	Diverse talent base including 50+ nationalities
	Two-qubit gate fidelity of 99.93%	Repeat customer purchases	15 delivered	Significant revenue of $35M+[3,4]	One of the largest quantum team with 120+ PhDs
	10 times fewer physical qubits required per logical qubit	Facilitates customer building spinouts in quantum ecosystem	Owns private chip factory in Europe	Strong pipeline with $100M+[3] bookings	Collective experience from from leading global corporations

IQM

Sources: Company information; European Quantum Industry Consortium (QuIC). "A Portrait of the Global Patent Landscape in Quantum Technologies." Whitepaper, January 2025; Peer reviewed journals; FactSet as of December 31, 2025
Note: [1] European Quantum Industry Consortium (QuIC). "A Portrait of the Global Patent Landscape in Quantum Technologies." Whitepaper, January 2025; [2] Equity and debt plus public grants; [3] Exchange rate of EUR/USD of 1.174 as of December 31, 2025; [4] Full-year 2025E unaudited revenue

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S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L U nlocking quantum advantage Whole system thinking with unique error correction approach

STRICTLY PRIVATE AND CONFIDENTIAL

Building superconducting quantum computers – a leading commercially viable technology

Unlocking quantum advantage

Key criteria	Performance for each modality to date				QPU system impact		Economic viability
	Photonic systems	Trapped Ions	Cold Atoms	Spin Qubits	Superconducting...		
Speed	< 10 ns	> 1 ms	> 1 ms	10—100 ns	< 10 ns	**Higher gate speeds 100x** shorten computation time, reducing both energy consumption and overall operating costs	**Lower cost** Up to 1000x per algorithm
QEC demonstration	"Break-even" memory	"Break-even" memory	Corrects up to 2 arbitrary error	Below "break-even" memory	Corrects up to 3 arbitrary errors	**Higher performance** translates directly into greater system efficiency, enabling similar Fault-tolerant Quantum Computing operations with fewer physical qubits and therefore significantly reducing manufacturing costs	**More efficient** Less physical qubits per logical qubit
Fidelity today (two-qubit gates)	Non-universal	Universal	Non-universal	Universal	Universal		
Quantum gates	99%	99.99%	99.7%	99%	99.93%		
Connectivity	2D cluster state	2D All-to-all	2D All-to-all	1D 2 nearest neighbors	2D > 2 nearest neighbors		
Main requirement manufacturing processes	Novel materials	Advanced photonics, laser stabilization	Optical-engineering, precision laser systems	Quantum-grade purity, nanoscale patterning	Traditional silicon and cryogenic engineering	**Commercially-proven process** leveraging cost-efficient processes to derisk scaling	**High manufacturability** Low-cost physical qubit

Sources: Company information; Peer reviewed journals; Industry research articles
Note: All performance figures cited are drawn from peer-reviewed literature and are intended to be representative of the respective technology modalities, rather than of IQM-specific implementations or performance metrics

IQM 17

STRICTLY PRIVATE AND CONFIDENTIAL

Chips with unique 'von Neumann architecture' which is more hardware efficient and scalable

Unlocking quantum advantage



IQM pioneers a hybrid architecture with dedicated chip areas for memory and for logic...

...with a feasible and efficient plan to scale

Memory		Hardware efficient design for memory in Star design for qLDPC codes
Logic		Speed optimized design for logic in square lattice design

Key benchmarks necessary for error correction achieved today:

- 2-qubit gate fidelity: 99.93%
- Long-range couplers: 99.44%
- Tile-to-tile couplers: 99.70%

- **Leading-edge 3D-packaging:** chip tiling and stacking manufactured in IQM's fab with no external dependence
- **Miniaturized control components:** replacing cables with integrated on-chip solutions developed in-house
- **Advanced cryogenic and room-temperature electronics:** co-developed with chip manufacturers leveraging deep partnership
- **Hardware efficient algorithms:** including error correction codes, optimized for IQM system



IQM

Source: Company information

Note: The von Neumann architecture is a foundational computer design model in which data and program instructions are stored together in the same memory, and the CPU fetches and processes them sequentially.

18

Accelerated innovation cycles through an open, modular full-stack approach

Unlocking quantum advantage

IQM optimizes each building block based on feedback of partners and customers

Advance algorithms	Collaborate with customers and HPC partners for continuous learning in real world use-cases
Co-design control stack	Work with GPU partners to cut cycle times and qubit overhead while improving decoding
Develop error-correction codes	Minimize physical qubits per logical qubit for feasibility, performance, and cost-effectiveness


IQM
IQM

Quantum computer stack

Software
- Applications (e.g., simulation software)
- Quantum algorithms

Middleware
- Quantum languages and compilation
- Quantum operating system
- Quantum instruction set architecture

Control Hardware
- Quantum control processor
- Quantum error correction
- Feedback/feedforward calibration
- Control electronics

Quantum processing unit (QPU)

IQM Source: Company information

19

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L N o.1 for customers On - premise & cloud offering with an open and collaborative approach

STRICTLY PRIVATE AND CONFIDENTIAL

A product for every customer type

No.1 for customers









Product name	Spark	Radiance	Halocene	...still to come[1]
Target Customers	Universities, labs	HPC, research institutes, national programs	HPC, national programs, early industry adopters	HPC, data centers, corporates
Items Sold	9	12	**In design, exp. 2027-2028**	**R&D, exp. 2030+**
Description	Affordable early generation quantum computing system Packaged with learning materials through academy and sold for <€1m	A robust, field-tested quantum platform designed to accelerate ecosystem growth, delivered with comprehensive learning materials and fully upgradable	A state-of-the-art flagship quantum computer with a modular, versatile platform for advancing and commercializing quantum research, especially in quantum error correction	Fault-tolerant quantum computers operating at supercomputer scale, delivering real-world value
Applications	Simulation, optimization, fraud detection	IP licensing, materials discovery, optimization, image generation	IP licensing, materials discovery, optimization, image generation; QEC	Drug discovery, logistics, grid, market modelling
Physical qubits	5	20 - 150	150 – 5,000[1]	40,000 – 1M+
Logical qubits	–	Testbed for 1-5	5-180[1]	240-7200
Target error	–	–	10^{-6}	10^{-9}

All products also available as cloud service via IQM Resonance & AWS

IQM

Source: Company information

Note: Images are conceptual digital perceptions and actual product may differ. [1] Based on planned roadmap

21

STRICTLY PRIVATE AND CONFIDENTIAL

The partner of choice for our customers, with scope to unlock $100M+ of lifetime value

No.1 for customers

1 IQM works with customers from diverse backgrounds and sectors

Illustrative customer purchase power

- Universities: **$1M**
- HPC center: **$10M**
- Enterprise: **$100M**

2 IQM has delivered on its promises

November 2021

IQM delivers 20-qubit system, the world's first integration of a quantum computer into a supercomputer lrz
IQM

June 2024

IQM selected to provide additional QC to be integrated into a HPC supercomputer lrz
QIC

September 2024

IQM wins tender to provide 54 and 150 qubit systems. IQM delivers 54-qubit system in 2025


IQM

3 Customers often order repeatedly and consider IQM as a long-term partner for quantum computing


Upgradable quantum computers
1 Gen
2 Gen
3 Gen
4 Gen
Follows the HPC upgrade cycle

IQM

Sources: Company information; Research institute public information and financial report
Note: Images are conceptual digital perceptions and actual product may differ

22

STRICTLY PRIVATE AND CONFIDENTIAL

The result: The largest on-premise customer base globally[1]

No.1 for customers

21	13	$165M+
Total systems sold[1]	Total customers[1]	Total order intake[1]

Sold, delivered and installed the most quantum systems globally[2]


D-Wave
SpinQ
Alpine Quantum
XeedQ
Fujitsu
ORCA Computing
Rigetti
Quantum Brilliance
IBM
Other
IQM
QUANTUM INSIDER
2


Finland
VTT
Germany
JÜLICH
FORSCHUNGSZENTRUM
lrz
France
EVIDEN
Spain
CESGA
Italy
Links
CINECA
Poland
Wrocław University of Science and Technology
POLITECHNIKA POZNAŃSKA
Czech Republic
VSB TECHNICAL UNIVERSITY OF OSTRAVA
IT4INNOVATIONS NATIONAL SUPERCOMPUTING CENTER
South Korea
충북대학교
Taiwan
TSRI
United States
OAK RIDGE
National Laboratory

Across the globe, **IQM empowers customers to turn quantum computing into real-world solutions** for AI, chemistry, optimization, science, education, and beyond

IQM

Sources: Company information; Quantum insider

Note: [1] Represents data as of December 31, 2025; [2] Quantum Insider (August 23, 2025), Top-10 vendors by share of total systems sold, 2020 to June 2025

23

STRICTLY PRIVATE AND CONFIDENTIAL

Enterprise customers: IQM offers an open and modular cloud platform

No.1 for customers

IQM Resonance: the quantum computing platform built for enterprises and broader developer community


IQM Academy
kvantify
qrisp

Provides libraries and highly abstracted subroutines in familiar languages like QRISP, enabling non-quantum developers to build applications easily, unlike low-abstraction, circuit-only frameworks such as Qiskit aws

Multi-platform

Accessible via IQM Resonance and partner platforms like AWS, offering customer choice and easy integration with existing workflows

Multi-language

Compatible with Qrisp, Qiskit, and QudaQ, providing full flexibility for developers and seamless integration across the quantum ecosystem

Modularity

Offers modular quantum routines developers can call instantly, simplifying workflows and eliminating low-level coding

Unique to IQM's platform

Accessibility

Simple for beginners. Powerful for experts. 10x more computationally efficient than the most widely adopted platform[1]

Tight integration

Cloud accessible, plug-and-play with partner technologies, and HPC integration ready

Error-correction

Provides pulse-level access and error mitigation integration, giving full control of QEC stack instead of a black-box solution

IQM

Source: Company information
Note: [1] Qiskit from IBM

24

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L I ndustrial strength Full vertical integration and proprietary critical infrastructure

STRICTLY PRIVATE AND CONFIDENTIAL

Autonomous chip design and assembly capabilities enable efficient product rollout

Industrial strength

QPU[1] designs optimised

Customer feedback

Systems trialled by customers

IQM Fab



IQM Assembly Line



IQM Data Center


IQM

QPUs[1] manufactured

Systems built and integrated with assembly line

Systems put on the cloud in Data Center

- ✓ **FAST / AGILE** Development
- ✓ **NO DEPENDENCY** On other manufactures
- ✓ **QUALITY CONTROL** To ensure performance
- ✓ **EFFICIENT FEEDBACK** Enabled by on-premise system sales

Source: Company information
Note: [1] Quantum Processing Unit

IQM

26

STRICTLY PRIVATE AND CONFIDENTIAL

In-house capability and robust partnership across the value chain

Industrial strength

Select partners

DLR, DATEV, algorithmiq, Volkswagen, Allianz, SIEMENS, aws, Reaktor, kvantify, Hewlett Packard Enterprise, Dell, EVIDEN, lrz, NVIDIA, AMD, river lane, Zurich Instruments, BLUEFORS, Infineon, Fraunhofer, A! (Aalto), VTT, TUM, cea leti, University of California Berkeley

Vertically integrated model

Value chain	Proprietary infrastructure	In-house capability
Applications	IQM hub	✓ Software stack to simplify application development ✓ Cloud modules to ease access for end users
Cloud & data center	Quantum data center	✓ Safe and secure environment for hosting quantum cloud ✓ Location: Munich, Germany ✓ Further investment plans to expand capabilities
Systems & HPC sales	Assembly line	✓ Full stack model benefitting from holistic view and control over the build and processes ✓ Lower production costs due to value chain control ✓ Customers benefit from better system performance and system stability
Design & fabrication	Fabrication facility	✓ 200 mm wafers ✓ Optimized for QPU piloting and production ✓ Location: Espoo, Finland; Area: 1000 m^2 ✓ Next generation chip factory for error-correction roadmap planned
R&D	Chip design software	✓ Proprietary software to accelerate design cycles, reduce costs, increase quality / level of prediction and generate strong IP

IQM

Source: Company information

27

STRICTLY PRIVATE AND CONFIDENTIAL

Committed to supporting national sovereignty

Industrial strength

Europe's leading native quantum system provider

- Central to the ecosystem, supporting spin-outs and accelerating research
- Critical to EU technological sovereignty; Europe's 'quantum airbus'

Global recognition by national programs

- Recognized and supported by EU Quantum Initiatives, United States, Finland, Germany, Italy, Poland, France, Japan, Korea, and Taiwan
- Endorsements underscore strategic importance and technical maturity

Strengthening EU and allied national resilience

- Providing quantum hardware to the EU and Allies
- Enabling secure, resilient capabilities for long-term national resilience

Diversified, resilient funding and technology base

- Multinational engagement ensures access to state-of-the-art innovation (e.g. semiconductor fabrication in Taiwan)
- Diversified funding reduces single-country dependence and limits geopolitical and black-swan exposure

"It is part of our strategy to establish a Quantum Airbus initiative where several countries and a strong industry player collaborate closely to create a globally leading quantum computing company."

Jan Goetz
CEO & Co-Founder, IQM



"There are two specific fields where Finland has strengths: One is quantum computing, and we know that is what gives food for thought for artificial intelligence and the second is networks." [1]

Alexander Stubb to Donald Trump
Presidents of Finland and the USA



"The mission is clear: turn Europe into a quantum industrial powerhouse that transforms breakthrough science into market-ready applications, while maintaining its scientific leadership."[2]

Henna Virkkunen
Executive Vice President, European Commission



"Integrating a [IQM] quantum computer with the infrastructure of the Leibniz Supercomputing Centre harbours enormous potential for science and industry." [3]

Anja Karliczek
Former German Minister for Research and Education



Sources: Company information; Governmental organizations; Publicly available news
Note: [1] Finland and the US: A New Alliance for the Future! — President Alexander Stubb at the White House; [2] Turning Europe into a quantum industrial activity; [3] Q-Exa consortium to integrate German quantum computer into HPC supercomputer for the first time

IQM 28

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L T ransforming to scale The capital efficient path to global quantum leadership

STRICTLY PRIVATE AND CONFIDENTIAL

Significant achievements made in 2025 building a basis for IQM's next steps

Transforming to scale

✓ Largest quantum compute fundraise by a non-U.S. company


WSJ PRO
Private Equity
Home News Data Special Reports and Magazines Sectors Newsletters

DEALS

European Quantum Computer Company IQM Tops $1 Billion Valuation

Ten Eleven Ventures led a $320 million investment in IQM, the company's first U.S. backer

✓ 7 systems sold and 9 systems delivered



IQM
IQM
IQM
meetiqm.com

✓ Highest number of quantum computing patents in Europe[1]



0
10
20
30
40
50
IQM
CNRS - CENTRE NATIONAL DE LA RECHERCHE...
CEA - COMMISSARIAT A L ENERGIE ATOMIQUE...
ROBERT BOSCH
BT
BULL ATOS
THALES
FRAUNHOFER
QUTECH
QUANTUM TECHNOLOGIES
ARQIT
PASQAL
ERICSSON
TERRA QUANTUM
DEUTSCHE TELEKOM
ID QUANTIQUE
MULTIVERSE COMPUTING
NOKIA
QUANTINUUM
FORSCHUNGSZENTRUM JUELICH
QUBITEKK

✓ Top 3 fastest growing tech company in EMEA



Deloitte.
Private
2024 EMEA Technology Fast 500
Driven by ambition, powered by growth
About the Deloitte EMEA Fast 500

✓ Expansion of quantum chip factory and assembly line



Production Facility
Expansion

✓ Fidelity records for quantum gates


Cornell University

arXiv > quant-ph > arXiv:2508.16437

Quantum Physics

[Submitted on 22 Aug 2025]

Above 99.9% Fidelity Single-Qubit Gates, Two-Qubit Gates, and Readout in a Single Superconducting Quantum Device

IQM

Sources: Company information; Deloitte; Peer reviewed journals; Publicly available news

Note: [1] European Quantum Industry Consortium (QuIC). "A Portrait of the Global Patent Landscape in Quantum Technologies." Whitepaper, January 2025

30

31 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Embarking on our next phase of growth T ransforming to scale Continued R&D & innovation Talent attraction & development Infrastructure investment & expansion M&A, market consolidation and inorganic expansion Path towards quantum advantage

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L E mpowering people The center of gravity for world - class talent and innovation

STRICTLY PRIVATE AND CONFIDENTIAL

The center of gravity for world-class talent, incubating a generation of industry leaders

Empowering people

We are one of the most significant quantum businesses globally…

No.1 quantum employer in the EU…
300+ Employees

…with global talent attraction
50+ Nationalities

…and highly educated talent
40%+ Hold a PhD

Collective experience from blue chip institutions

Meta, Microsoft, intel, infineon, cisco, GlobalFoundries, Coca-Cola, McKinsey & Company, accenture, EY, NatWest Group, Morgan Stanley, LAZARD, ABB, PHILIPS, GE, SIEMENS, AIRBUS

…and have an attractive quantum talent pool in reach

Large talent pool

Region	Absolute number of graduates (k) in QT fields	Density per million inhabitants
	140+	300+
	80+	60+
	60+	40+
	50+	140+
	20+	160+

Attractive talent market dynamics

Legend: Low / Medium / High

Region	Quantum physicist demand	Effective supply of candidates	Talent gap	Labor costs
	Medium	Medium	Low	Low
	High	Medium	High	High

IQM

Sources: Company information; McKinsey & Company; MIT; Quantum Consortium; Pitchbook

33

STRICTLY PRIVATE AND CONFIDENTIAL

Founder-led executive team, boasting decades of experience from the cleanroom to the capital markets

Empowering people

DR. JAN GOETZ
Chief Executive Officer
& Co-Founder
- Founder of the year (2023, Handelsblatt)
- Quantum PhD



DR. SØREN HEIN
Chief Operations Officer
- Global Operations & Fabrication
- Experienced semiconductor executive, investor, founder & board member
- Electrical Engineering PhD & MBA



DR. JUHA VARTIAINEN
Chief Global Affairs Officer
& Co-Founder
- Public Affairs & Internationalisation
- Long standing leader & advisor
- Quantum PhD



SYLWIA BARTHEL DE WEYDENTHAL
Chief Commercial Officer
- Sales, Marketing & Product
- Experienced commercial executive
- Economics MSc



JAN KUERSCHNER
Chief Financial Officer
- Financial Operations & Legal
- Experienced finance executive
- Business Administration MSc



DR. INES DE VEGA
VP, Quantum Solutions
- Tech: Applications & Algorithms
- Distinguished technical research fellow
- Quantum PhD



DR. JUHA HASSEL
VP, Quantum Technologies
- Tech: QPU & Enabling Tech
- Eminent scientist & engineering leader
- Quantum PhD



DR. TOMI RIIPINEN
VP, Quantum Systems
- Tech: System Integration & Software
- Seasoned engineering director
- Electrical Engineering PhD



BLAIR ROBERTSON
VP, Strategy & Corporate Development
- Capital Markets, Strategy, Corporate Finance, IR & Corp Comms
- Expert deal maker & financier
- Economics MSc



LISA KUSKE
VP, People
- People, Culture & Talent
- Experienced global People & Culture leader
- Business Administration MSc



MARK FALCON
General Counsel
- Juris Doctor of Law
- Experienced legal counsel



IQM

Source: Company information

34

STRICTLY PRIVATE AND CONFIDENTIAL

IQM Board of Directors

Empowering people

Dr. Sierk Poetting
Chairman



- COO of BioNTech
- Former CFO of Sandoz North America
- Ph.D. in physics, Ludwig-Maximilian University, Munich

Hannu Martola
Chair Remuneration Committee



- President & CEO of Detection Technology Plc.
- eMBA, Aalto University School of Business (formerly Helsinki School of Economics); HeM.Sc. In Engineering, Aalto University

Dr. Juha Vartiainen
Board member



- Co-founder and Chief Global Affairs Officer at IQM
- Ph.D. in Physics, Helsinki University of Technology

Alex Doll
Board member



- Founder and Managing Member at Ten Eleven Ventures
- MBA, Stanford; B.S. of Finance & Systems engineering, Univ. of Pennsylvania

Juho Sarvikas
Board member candidate post closing



- CEO & Director of Inseego Corp
- Former President of Qualcomm North America
- Former CPO of HMD Global

Jeff Tudor
Board member candidate post closing

- Current Chairman of Inseego and Director at Hyperliquid Strategies and GCT Semiconductor
- 20+ years in hedge funds, PE, and credit (Founder of Tremson Capital, Fortress, JHL Capital, and Nassau Capital, Operating Partner of Atlas Capital)

Source: Company information

35

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L About this presentation Risk Factors The below list of risk factors has been prepared solely for purposes of the proposed private placement transaction (the “Private Placement”) as part of the proposed business combination of Real Asset Acquisition Corp . (“RAAQ”) and IQM Finland Oy (the “Business Combination”), and solely for potential investors in the Private Placement, and not for any other purpose . All references to “IQM,” the “Company,” “we,” “us” or “our” refer to the business of IQM Finland Oy and its subsidiaries . The risks presented below are certain of the general risks related to the business of the Company, the Private Placement and the Business Combination, and such list is not exhaustive . The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by the Company and RAAQ, with the U . S . Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and RAAQ . The risks presented in such filings will be consistent with those that would be required for a public company in its securities law filings, including with respect to the business and securities of the Company and RAAQ and the proposed transactions between the Company and RAAQ, and may differ significantly from and be more extensive than those presented below . Investing in securities (the “Securities”) to be issued in connection with the Business Combination involves a high degree of risk . You should carefully consider these risks and uncertainties, together with the information in the Company’s consolidated financial statements and related notes, and should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in the Private Placement, before making an investment decision . There are many risks that could affect the business and results of operations of the Company, many of which are beyond its control . If any of these risks or uncertainties occurs, the Company’s business, financial condition and/or operating results could be materially and adversely harmed . Additional risks and uncertainties not currently known or those currently viewed to be immaterial may also materially and adversely affect the Company’s business, financial condition and/or operating results . If any of these risks or uncertainties actually occurs, the value of the Company’s equity securities may decline, and any investor in the Private Placement may lose all or part of its investment . Risks Related to Our Business Capital Requirements and Cost Fluctuations . Our business and our future plans for expansion are capital - intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period . Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations . Such financings may result in dilution to our stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common shares, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business . Development . Our technical roadmap and plans for further commercialization include technology that is being developed but may never become available or meet desired technical specifications, and we face significant barriers in our continued development efforts . If we cannot successfully overcome those barriers, our business will be negatively impacted . Strategy Execution . If we cannot successfully execute our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed . Competition . Even if we are successful in developing quantum computing systems, and other products within our pipeline, and executing our strategy, competitors in the industry may achieve technological breakthroughs that render our quantum technology obsolete or inferior to other products . Our Industry . The quantum technology industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum solutions, if it encounters negative publicity or if our solutions do not drive commercial engagement, the growth of our business will be harmed . Loss of Patent Protections . Any failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage . Growth Rates . Our success will depend upon our ability to expand, scale our operations, and increase our sales and support capability . Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all . Supply Chain . The design and manufacturing of our quantum computers are dependent on a number of critical suppliers and unknown supply chain issues that could delay the introduction of our products and services or cause a significant disruption in our supplier base could have a material adverse effect on our business, financial condition and results of operations . Strategic Partners . If we are unable to maintain our current strategic partnerships, including relationships with certain national research centers or universities, or we are unable to develop future collaborative partnerships, our future growth and development could be negatively impacted . Certain of our strategic development and partnership arrangements or expected strategic partnerships could be terminated or may not materialize into contract partnership arrangements on a long - term basis or at all . We may also not be able to successfully engage target customers or convert early trial deployments of our technology into meaningful orders in the future . Third Parties . We depend on, and anticipate that we will continue to depend on, various third - party suppliers, contractors, and strategic partners in order to sustain and grow our business . Our ability to commercialize and scale our superconducting quantum products is also dependent upon components we must source from electronics and other industries . Shortages or supply interruptions in any of these components will adversely impact our financial performance . 37

38 S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L About this presentation Risk Factors (Cont’d) Risks Related to the Private Placement Capital Raise. There can be no assurance that we will be able to raise the anticipated ~$134 million in the Private Placement, or that the amount of funds raised in the Private Placement will be sufficient to consummate the Business Combination or for use by the Combined Company. Voting Power. The issuance of shares of the Combined Company’s securities in connection with the Private Placement will dilute the voting power of the Combined Company’s shareholders. Risks Related to the Business Combination Transaction Costs. Both RAAQ and we will incur significant transaction costs in connection with the Business Combination. Contingencies of Business Combination. The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed. Key Personnel. The ability to successfully effect the Business Combination and the Combined Company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain of our key personnel, all of whom we expect to stay with the Combined Company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. Redemption. If a significant number of shares of RAAQ’s common stock is elected to be redeemed in connection with the Business Combination, the share ownership of the Combined Company will be highly concentrated, which will reduce the public “float” and may have a depressive effect on the market price of the shares of the Combined Company. Redemptions will also reduce the amount of capital available to the Combined Company following the Business Combination. Value of Securities. If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of RAAQ’s securities or, following the consummation of the Business Combination, the value of the Combined Company’s securities, may decline. Stock Exchange Approvals. There can be no assurance that the Combined Company’s securities will be approved for listing on the chosen stock exchanges or that the Combined Company will be able to comply with the continued listing standards of such stock exchanges. Conflicts of Interest. Some of RAAQ’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether we are an appropriate target for RAAQ’s initial business combination. Legal Proceedings. Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination. Compliance with Laws. Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect us and the Combined Company’s business, including RAAQ, and our ability to consummate the Business Combination, and results of operations.